Exhibit 99.1

News Release

ACCO BRANDS REPORTS FIRST QUARTER 2023 RESULTS HIGHLIGHTED BY IMPROVED MARGINS AND CASH FLOW

•
Reported net sales of $403 million, above outlook
•
Gross margins improved 250 basis points year-over-year
•
Operating income of $10.1 million grew 49% year-over-year, adjusted operating income of $24.3 million grew 8% year-over-year
•
EPS of ($0.04), adjusted EPS was $0.09, above outlook
•
Net operating cash outflow improved $82 million from last year driven by better working capital management
•
Reiterates full year 2023 outlook supported by better than expected first quarter results

LAKE ZURICH, ILLINOIS, May 4, 2023 - ACCO Brands Corporation (NYSE: ACCO) today announced its first quarter results for the period ended March 31, 2023.

"I am pleased with the solid execution by our team that allowed us to exceed the top- and bottom-line expectations set in February. Our results reflect the ongoing strength of our brands and the impact of the actions we have taken to transform our business by expanding our product categories, broadening our geographic reach, bringing innovative new consumer-centric products to market and streamlining our cost structure" said Boris Elisman, Chairman and Chief Executive Officer of ACCO Brands.

“In 2023, our top priority remains to restore our margin profile. We made significant progress on this in the first quarter, aided by our pricing, productivity and restructuring programs. We expect to build upon this momentum as we progress throughout the year and deliver margin expansion and profit growth in 2023. After a solid first quarter, we remain confident in our ability to generate strong cash flow in 2023, which we intend to use to support our quarterly dividend and reduce debt,” added Elisman.

First Quarter Results

Net sales declined 8.8 percent to $402.6 million from $441.6 million in 2022. Adverse foreign exchange reduced sales by $10.6 million, or 2.4 percent. Comparable sales fell 6.4 percent. Both reported and comparable sales declines were due to reduced volume reflecting a more challenging macroeconomic environment, the return of normal seasonality in back-to-school purchasing by retailers in North America and weaker sales of technology accessories. These factors more than offset the effect of cumulative global price increases and volume growth in the International segment.

Operating income increased to $10.1 million versus $6.8 million in 2022, and adjusted operating income increased to $24.3 million from $22.6 million in the prior year. Both increases reflect improved gross margin from the effect of cumulative global pricing initiatives and reduced SG&A expense due to strong cost controls. Adverse foreign exchange reduced operating income by $0.2 million.

The Company reported a net loss of $3.7 million, or ($0.04) per share, compared with a prior year net loss of $2.7 million, or ($0.03) per share. Adjusted net income was $8.5 million, or $0.09 per share, compared with $10.4 million, or $0.11 per share in 2022. Both declines were due to higher interest and non-operating pension costs.

Business Segment Results

ACCO Brands North America – First quarter segment net sales of $176.7 million decreased 15.3 percent versus the prior year. Adverse foreign exchange reduced sales by 0.7 percent. Comparable sales of $178.2 million were down 14.6 percent. Both decreases reflect reduced volumes due to a weaker macroeconomic environment, lower early back-to-school purchases by retailers and lower demand for technology accessories. In 2022, due to supply chain concerns retailers purchased back-to-school product earlier than normal, which did not occur at the same level in 2023.

First quarter operating income in North America was $5.2 million versus $13.9 million a year earlier, and adjusted operating income was $10.9 million compared to $19.8 million a year ago, with both declines primarily reflecting the impact of lower sales, the lagging effect of inflation, and negative fixed cost leverage.

ACCO Brands EMEA - First quarter segment net sales of $135.8 million decreased 13.0 percent versus the prior year. Adverse foreign exchange reduced sales by 5.7 percent. Comparable sales of $144.8 million decreased 7.3 percent versus the prior-year period. Both reported and comparable sales declines reflect reduced demand due to a weaker macroeconomic environment in the region and lower demand for technology accessories. This more than offset the effect of significant cumulative pricing actions.

First quarter operating income in EMEA was $7.8 million versus $5.6 million a year earlier, and adjusted operating income was $13.6 million compared to $9.1 million a year ago. The increases in both reported operating income and adjusted operating income reflect improved gross margins from the cumulative effect of price increases and cost savings actions, more than offsetting negative fixed cost leverage and higher costs for certain goods.

ACCO Brands International - First quarter segment sales of $90.1 million increased 17.0 percent versus the prior year. Adverse foreign exchange reduced sales by 0.2 percent. Comparable sales of $90.3 million increased 17.2 percent versus the year-ago period. Both sales increases reflect price increases, as well as volume gains in Mexico and Brazil from the improvement of in-person education and return-to-work trends.

First quarter operating income in the International segment was $9.0 million versus $4.2 million a year earlier, and adjusted operating income was $11.7 million compared to $6.2 million a year ago. Both increases were due primarily to increased sales and improved cost leverage.

Capital Allocation and Dividend

For the quarter, the Company improved its operating net cash outflow by $81.0 million to $23.2 million versus $104.2 million in the prior year, with the improvement driven by working capital. Free cash flow improved by $82.4 million and was an outflow of $25.2 million versus an outflow of $107.6 million a year earlier.

On April 28, 2023, ACCO Brands announced that its board of directors declared a regular quarterly cash dividend of $0.075 per share. The dividend will be paid on June 9, 2023, to stockholders of record at the close of business on May 19, 2023.

Full Year 2023 and Second Quarter Outlook

The Company is reaffirming its full year 2023 outlook and providing a 2Q outlook. For the full year, we expect comparable sales to be flat to down 3 percent, reflecting a challenging near-term demand environment. Foreign exchange is expected to be neutral to reported revenue. Full year adjusted EPS is expected to rise 4 percent to 8 percent, to $1.08 to $1.12, as double-digit growth in adjusted operating income, is partially offset by higher interest and non-cash non-operating pension expenses. The Company is reiterating that it expects 2023 free cash flow to grow to at least $100 million and to end the year with a consolidated leverage ratio of 3.5x to 3.7x.

In the second quarter, we expect comparable sales to be down 4 percent to down 7 percent, with adjusted EPS within a range of $0.29 to $0.32.

Webcast

At 8:30 a.m. ET on May 5, 2023, ACCO Brands Corporation will host a conference call to discuss the Company's first quarter 2023 results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay following the event.

About ACCO Brands Corporation

ACCO Brands, the Home of Great Brands Built by Great People, designs, manufactures and markets consumer and end-user products that help people work, learn, play and thrive. Our widely recognized brands include AT-A-GLANCE®, Five Star®, Kensington®, Leitz®, Mead®, PowerA®, Swingline®, Tilibra® and many others. More information about ACCO Brands Corporation (NYSE: ACCO) can be found at www.accobrands.com.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this earnings release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the "About Non-GAAP Financial Measures" section of this earnings release.

Forward-Looking Statements

Statements contained herein, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, strategies, business operations and similar matters, results of operations, liquidity and financial condition, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Our outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding the impact of the COVID-19 pandemic and the war in Ukraine; the impact of inflation and global economic uncertainties, fluctuations in foreign currency exchange rates and acquisitions; and the other factors described below.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: our ability to successfully execute our restructuring plans and realize the benefits of our productivity initiatives; our ability to obtain additional price increases and realize longer-term cost reductions; the ongoing impact of the COVID-19 pandemic; a relatively limited number of large customers account for a significant percentage of our sales; issues that influence customer and consumer discretionary spending during periods of economic uncertainty or weakness; risks associated with foreign currency exchange rate fluctuations; challenges related to the highly competitive business environment in which we operate; our ability to develop and market innovative products that meet consumer demands and to expand into new and adjacent product categories that are experiencing higher growth rates; our ability to successfully expand our business in emerging markets and the exposure to greater financial, operational, regulatory, compliance and other risks in such markets; the continued decline in the use of certain of our products; risks associated with seasonality; the sufficiency of investment returns on pension assets, risks related to actuarial assumptions, changes in government regulations and changes in the unfunded liabilities of a multi-employer pension plan; any impairment of our intangible assets; our ability to secure, protect and maintain our intellectual property rights, and our ability to license rights from major gaming console makers and video game publishers to support our gaming accessories; continued disruptions in the global supply chain; risks associated with inflation and other changes in the cost or availability of raw materials, transportation, labor, and other necessary supplies and services and the cost of finished goods; the continued global shortage of microchips which are needed in our gaming and computer accessories businesses; risks associated with outsourcing production of certain of our products, information technology systems and other administrative functions; the failure, inadequacy or interruption of our information technology systems or its supporting infrastructure; risks associated with a cybersecurity incident or information security breach, including that related to a disclosure of personally identifiable information; our ability to grow profitably through acquisitions; our ability to successfully integrate acquisitions and achieve the financial and other results anticipated at the time of acquisition, including planned synergies; risks associated with our indebtedness, including limitations imposed by restrictive covenants, our debt service obligations, and our ability to comply with financial ratios and tests; a change in or discontinuance of our stock repurchase program or the payment of dividends; product liability claims, recalls or regulatory actions; the impact of litigation or other legal proceedings; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements, the costs of compliance and the impact of changes in such laws; our ability to attract and retain qualified personnel; the volatility of our stock price; risks associated with circumstances outside our control, including those caused by public health crises, such as the occurrence of contagious diseases like COVID-19, severe weather events, war, terrorism and other geopolitical incidents; and other risks and uncertainties described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and in other reports we file with the Securities and Exchange Commission.

For further information:

Christopher McGinnis
Investor Relations
(847) 796-4320

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31, 2023	December 31, 2022
(in millions)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$127.1	$62.2
Accounts receivable, net	303.8	384.1
Inventories	422.5	395.2
Other current assets	41.2	40.8
Total current assets	894.6	882.3
Total property, plant and equipment	594.7	589.2
Less: accumulated depreciation	(414.8)	(404.1)
Property, plant and equipment, net	179.9	185.1
Right of use asset, leases	87.4	88.8
Deferred income taxes	101.2	99.7
Goodwill	671.9	671.5
Identifiable intangibles, net	842.4	847.0
Other non-current assets	15.4	20.3
Total assets	$2,792.8	$2,794.7
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$9.1	$10.3
Current portion of long-term debt	47.3	49.7
Accounts payable	204.5	239.5
Accrued compensation	31.9	38.3
Accrued customer program liabilities	74.2	103.3
Lease liabilities	21.1	21.2
Other current liabilities	116.3	126.7
Total current liabilities	504.4	589.0
Long-term debt, net	1,035.0	936.5
Long-term lease liabilities	73.8	75.2
Deferred income taxes	137.3	144.1
Pension and post-retirement benefit obligations	152.9	155.5
Other non-current liabilities	79.6	84.3
Total liabilities	1,983.0	1,984.6
Stockholders' equity:
Common stock	1.0	1.0
Treasury stock	(45.0)	(43.4)
Paid-in capital	1,903.3	1,897.2
Accumulated other comprehensive loss	(533.8)	(540.3)
Accumulated deficit	(515.7)	(504.4)
Total stockholders' equity	809.8	810.1
Total liabilities and stockholders' equity	$2,792.8	$2,794.7

ACCO Brands Corporation and Subsidiaries

Consolidated Statements of Loss (Unaudited)

(In millions, except per share data)

	Three Months Ended March 31,
	2023	2022	% Change
Net sales	$402.6	$441.6	(8.8)%
Cost of products sold	283.3	322.0	(12.0)%
Gross profit	119.3	119.6	(0.3)%
Operating costs and expenses:
Selling, general and administrative expenses	95.0	98.8	(3.8)%
Amortization of intangibles	10.9	11.1	(1.8)%
Restructuring charges	3.3	0.3	NM
Change in fair value of contingent consideration	—	2.6	NM
Total operating costs and expenses	109.2	112.8	(3.2)%
Operating income	10.1	6.8	48.5%
Non-operating expense (income):
Interest expense	13.9	9.7	43.3%
Interest income	(2.4)	(1.4)	(71.4)%
Non-operating pension expense (income)	0.1	(1.4)	NM
Other expense, net	1.8	0.9	100.0%
Loss before income tax	(3.3)	(1.0)	NM
Income tax expense	0.4	1.7	NM
Net loss	$(3.7)	$(2.7)	(37.0)%

Per share:
Basic loss per share	$(0.04)	$(0.03)	(33.3)%
Diluted loss per share	$(0.04)	$(0.03)	(33.3)%

Weighted average number of shares outstanding:
Basic	94.9	96.2
Diluted	94.9	96.2

Cash dividends declared per common share	$0.075	$0.075

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended March 31,
	2023	2022
Gross profit (Net sales, less Cost of products sold)	29.6%	27.1%
Selling, general and administrative expenses	23.6%	22.4%
Operating income	2.5%	1.5%
Loss before income tax	(0.8)%	(0.2)%
Net loss	(0.9)%	(0.6)%
Income tax rate	(12.1)%	(170.0)%

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(in millions)	2023	2022
Operating activities
Net loss	$(3.7)	$(2.7)
Loss on disposal of assets	1.1	—
Change in fair value of contingent liability	—	2.6
Depreciation	9.0	9.9
Amortization of debt issuance costs	0.8	0.7
Amortization of intangibles	10.9	11.1
Stock-based compensation	5.6	4.9
Changes in operating assets and liabilities:
Accounts receivable	88.6	84.1
Inventories	(25.0)	(37.3)
Other assets	3.6	(7.6)
Accounts payable	(38.0)	(87.5)
Accrued expenses and other liabilities	(63.6)	(76.5)
Accrued income taxes	(12.5)	(5.9)
Net cash used by operating activities	(23.2)	(104.2)
Investing activities
Additions to property, plant and equipment	(2.0)	(3.4)
Net cash used by investing activities	(2.0)	(3.4)
Financing activities
Proceeds from long-term borrowings	101.1	168.0
Repayments of long-term debt	(10.0)	(5.0)
Repayments of notes payable, net	(1.2)	(5.3)
Dividends paid	—	(7.3)
Payments related to tax withholding for stock-based compensation	(1.7)	(1.2)
Proceeds from the exercise of stock options	—	4.3
Net cash provided by financing activities	88.2	153.5
Effect of foreign exchange rate changes on cash and cash equivalents	1.9	4.2
Net increase in cash and cash equivalents	64.9	50.1
Cash and cash equivalents
Beginning of the period	62.2	41.2
End of the period	$127.1	$91.3

About Non-GAAP Financial Measures

We explain below how we calculate each of our non-GAAP financial measures and a reconciliation of our current period and historical non-GAAP financial measures to the most directly comparable GAAP financial measures follows.

We use our non-GAAP financial measures both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe our non-GAAP financial measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past and future financial performance.

Our non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as restructuring charges, transaction and integration expenses associated with material acquisitions, the impact of foreign currency exchange rate fluctuations and acquisitions, unusual tax items, goodwill impairment charges, and other non-recurring items that we consider to be outside of our core operations. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the Company’s financial statements presented in accordance with GAAP.

Our non-GAAP financial measures include the following:

Comparable Sales: Represents net sales excluding the impact of material acquisitions with current-period foreign operation sales translated at prior-year currency rates. We believe comparable sales are useful to investors and management because they reflect underlying sales and sales trends without the effect of acquisitions and fluctuations in foreign exchange rates and facilitate meaningful period-to-period comparisons. We sometimes refer to comparable sales as comparable net sales.

Adjusted Gross Profit: Represents gross profit excluding the effect of the amortization of the step-up in inventory from material acquisitions. We believe adjusted gross profit is useful to investors and management because it reflects underlying gross profit without the effect of inventory adjustments resulting from acquisitions that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted Selling, General and Administrative (SG&A) Expenses: Represents selling, general and administrative expenses excluding transaction and integration expenses related to material acquisitions. We believe adjusted SG&A expenses are useful to investors and management because they reflect underlying SG&A expenses without the effect of expenses related to acquiring and integrating acquisitions that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons.

Adjusted Operating Income/Adjusted Income Before Taxes/Adjusted Net Income/Adjusted Net Income Per Diluted Share: Represents operating income, income before taxes, net income, and net income per diluted share excluding restructuring and goodwill impairment charges, the amortization of intangibles, the amortization of the step-up in value of inventory, the change in fair value of contingent consideration, transaction and integration expenses associated with material acquisitions, non-recurring items in interest expense or other income/expense such as expenses associated with debt refinancing, a bond redemption, or a pension curtailment, and other non-recurring items as well as all unusual and discrete income tax adjustments, including income tax related to the foregoing. We believe these adjusted non-GAAP financial measures are useful to investors and management because they reflect our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted operating income and adjusted net income per diluted share, which is derived from adjusted net income. We sometimes refer to adjusted net income per diluted share as adjusted earnings per share or adjusted EPS.

Adjusted Income Tax Expense/Rate: Represents income tax expense/rate excluding the tax effect of the items that have been excluded from adjusted income before taxes, unusual income tax items such as the impact of tax audits and changes in laws, significant reserves for cash repatriation, excess tax benefits/losses, and other discrete tax items. We believe our adjusted income tax expense/rate is useful to investors because it reflects our baseline income tax expense/rate before benefits/losses and other discrete items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted EBITDA: Represents net income excluding the effects of depreciation, stock-based compensation expense, amortization of intangibles, the change in fair value of contingent consideration, interest expense, net, other (income) expense, net, and income tax expense, the amortization of the step-up in value of inventory, transaction and integration expenses associated with material acquisitions, restructuring and goodwill impairment charges, non-recurring items in interest expense or other income/expense such as expenses associated with debt refinancing, a bond redemption, or a pension curtailment and other non-recurring items. We believe adjusted EBITDA is useful to investors because it reflects our underlying cash profitability and adjusts for certain non-cash charges, and items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Free Cash Flow/Adjusted Free Cash Flow: Free cash flow represents cash flow from operating activities less cash used for additions to property, plant and equipment. Adjusted free cash flow represents free cash flow, excluding cash payments made for contingent earnouts, plus cash proceeds from the disposition of assets. We believe free cash flow and adjusted free cash flow are useful to investors because they measure our available cash flow for paying dividends, funding strategic material acquisitions, reducing debt, and repurchasing shares.

Consolidated Leverage Ratio: Represents balance sheet debt, plus debt origination costs and less any cash and cash equivalents divided by adjusted EBITDA. We believe that consolidated leverage ratio is useful to investors since the company has the ability to, and may decide to use, a portion of its cash and cash equivalents to retire debt.

We also provide forward-looking non-GAAP comparable sales, adjusted earnings per share, free cash flow, adjusted free cash flow, adjusted EBITDA, and adjusted tax rate, and historical and forward-looking consolidated leverage ratio. We do not provide a reconciliation of these forward-looking and historical non-GAAP measures to GAAP because the GAAP financial measure is not currently available and management cannot reliably predict all the necessary components of such non-GAAP measures without unreasonable effort or expense due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and material acquisitions, and other charges reflected in our historical results. The probable significance of each of these items is high and, based on historical experience, could be material.

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Loss information reported in accordance with GAAP to adjusted Non-GAAP Information for the three months ended March 31, 2023 and 2022.

		Three Months Ended March 31, 2023
		SG&A	% of Sales	Operating Income	% of Sales	(Loss) Income before Tax	% of Sales	Income Tax Expense (I)	Tax Rate	Net (Loss) Income	% of Sales

Reported GAAP		$95.0	23.6%	$10.1	2.5%	$(3.3)	(0.8)%	$0.4	(12.1)%	$(3.7)	(0.9)%
Reported GAAP diluted income per share (EPS)										$(0.04)
Restructuring charges		—		3.3		3.3		0.9		2.4
Amortization of intangibles		—		10.9		10.9		2.9		8.0
Other asset write-off	(A)	—		—		1.1		0.3		0.8
Other discrete tax items	(B)	—		—		—		(1.0)		1.0
Adjusted Non-GAAP		$95.0	23.6%	$24.3	6.0%	$12.0	3.0%	$3.5	29.4%	$8.5	2.1%
Adjusted diluted income per share (Adjusted EPS)										$0.09

		Three Months Ended March 31, 2022
		SG&A	% of Sales	Operating Income	% of Sales	(Loss) Income before Tax	% of Sales	Income Tax Expense (I)	Tax Rate	Net (Loss) Income	% of Sales

Reported GAAP		$98.8	22.4%	$6.8	1.5%	$(1.0)	(0.2)%	$1.7	(170.0)%	$(2.7)	(0.6)%
Reported GAAP diluted income per share (EPS)										$(0.03)
Charge for Russia business	(C)	(1.8)		1.8		1.8		0.4		1.4
Restructuring charges		—		0.3		0.3		0.1		0.2
Amortization of intangibles		—		11.1		11.1		3.0		8.1
Change in fair value of contingent consideration	(D)	—		2.6		2.6		0.7		1.9
Operating tax gains	(E)	—		—		(0.1)		—		(0.1)
Other discrete tax items	(B)	—		—		—		(1.6)		1.6
Adjusted Non-GAAP		$97.0	22.0%	$22.6	5.1%	$14.7	3.3%	$4.3	29.0%	$10.4	2.4%
										$0.11

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Loss to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)

(In millions)

The following table sets forth a reconciliation of net loss reported in accordance with GAAP to Adjusted EBITDA.

		Three Months Ended March 31,
		2023	2022	% Change
Net loss		$(3.7)	$(2.7)	(37.0)%
Stock-based compensation		5.6	4.9	14.3%
Depreciation		9.0	9.9	(9.1)%
Charge for Russia business	(A)	—	1.8	(100.0)%
Amortization of intangibles		10.9	11.1	(1.8)%
Restructuring charges		3.3	0.3	NM
Change in fair value of contingent consideration	(B)	—	2.6	(100.0)%
Interest expense, net		11.5	8.3	38.6%
Other expense, net		1.8	0.9	100.0%
Income tax expense		0.4	1.7	(76.5)%
Adjusted EBITDA (non-GAAP)		$38.8	$38.8	— %
Adjusted EBITDA as a % of Net Sales		9.6%	8.8%

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Loss to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

Reconciliation of Net Cash Used by Operating Activities to Free Cash Flow (Unaudited)

(In millions)

The following table sets forth a reconciliation of net cash used by operating activities reported in accordance with GAAP to Free Cash Flow.

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Net cash provided by operating activities	$(23.2)	$(104.2)
Net used by:
Additions to property, plant and equipment	(2.0)	(3.4)
Free cash flow (non-GAAP)	$(25.2)	$(107.6)

Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Loss to Adjusted EBITDA (Unaudited)

A.
Represents the write off of assets related to a capital project.
B.
The adjustments to income tax expense include the effects of the adjustments outlined above and discrete tax adjustments.
C.
Represents an impact to operating expense related to our Russia business.
D.
Represents the change in fair value of the contingent consideration for the PowerA acquisition, which is included as expense/income in the consolidated statements of income.
E.
Represents gains related to the release of unneeded reserves for certain operating taxes.

ACCO Brands Corporation and Subsidiaries

Supplemental Business Segment Information and Reconciliation (Unaudited)

(In millions)

	2023					2022					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss)	Margin	Net Sales	(Loss)	Items	(Loss)	Margin	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$176.7	$5.2	$5.7	$10.9	6.2%	$208.5	$13.9	$5.9	$19.8	9.5%	$(31.8)	(15.3)%	$(8.9)	(44.9)%	(330)
ACCO Brands EMEA	135.8	7.8	5.8	13.6	10.0%	156.1	5.6	3.5	9.1	5.8%	(20.3)	(13.0)%	4.5	49.5%	420
ACCO Brands International	90.1	9.0	2.7	11.7	13.0%	77.0	4.2	2.0	6.2	8.1%	13.1	17.0%	5.5	88.7%	490
Corporate	—	(11.9)	—	(11.9)		—	(16.9)	4.4	(12.5)		—		0.6
Total	$402.6	$10.1	$14.2	$24.3	6.0%	$441.6	$6.8	$15.8	$22.6	5.1%	$(39.0)	(8.8)%	$1.7	7.5%	90

Q2:
ACCO Brands North America						$306.6	$50.7	$6.5	$57.2	18.7%
ACCO Brands EMEA						137.9	(1.5)	3.6	2.1	1.5%
ACCO Brands International						76.5	6.3	2.3	8.6	11.2%
Corporate						—	(0.1)	(9.7)	(9.8)
Total						$521.0	$55.4	$2.7	$58.1	11.2%

Q3:
ACCO Brands North America						$257.2	$(78.4)	$104.2	$25.8	10.0%
ACCO Brands EMEA						130.3	4.9	2.5	7.4	5.7%
ACCO Brands International						98.1	17.3	1.9	19.2	19.6%
Corporate						—	(6.8)	(2.8)	(9.6)
Total						$485.6	$(63.0)	$105.8	$42.8	8.8%

Q4:
ACCO Brands North America						$225.7	$8.9	$9.8	$18.7	8.3%
ACCO Brands EMEA						156.0	12.7	5.7	18.4	11.8%
ACCO Brands International						117.7	22.7	1.6	24.3	20.6%
Corporate						—	(8.7)	(0.4)	(9.1)
Total						$499.4	$35.6	$16.7	$52.3	10.5%

YTD:
ACCO Brands North America	$176.7	$5.2	$5.7	$10.9	6.2%	$998.0	$(4.9)	$126.4	$121.5	12.2%
ACCO Brands EMEA	135.8	7.8	5.8	13.6	10.0%	580.3	21.7	15.3	37.0	6.4%
ACCO Brands International	90.1	9.0	2.7	11.7	13.0%	369.3	50.5	7.8	58.3	15.8%
Corporate	—	(11.9)	—	(11.9)		—	(32.5)	(8.5)	(41.0)
Total	$402.6	$10.1	$14.2	$24.3	6.0%	$1,947.6	$34.8	$141.0	$175.8	9.0%

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Loss to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales			$ Change - Net Sales (in millions)
	GAAP	Non-GAAP		GAAP	Non-GAAP
			Comparable			Comparable
	Net Sales	Currency	Net Sales	Net Sales	Currency	Net Sales	Comparable
	Change	Translation	Change	Change	Translation	Change	Net Sales
Q1 2023:
ACCO Brands North America	(15.3)%	(0.7)%	(14.6)%	$(31.8)	$(1.5)	$(30.3)	$178.2
ACCO Brands EMEA	(13.0)%	(5.7)%	(7.3)%	(20.3)	(9.0)	(11.3)	144.8
ACCO Brands International	17.0%	(0.2)%	17.2%	13.1	(0.2)	13.3	90.3
Total	(8.8)%	(2.4)%	(6.4)%	$(39.0)	$(10.6)	$(28.4)	$413.2

(A) Comparable net sales represents net sales excluding material acquisitions and with current-period foreign operation sales translated at the prior-year currency rates.